PetIQ, Inc. Announces Strategic Acquisition of HBH Enterprises LLC

Enhances Manufacturing Capabilities to Support Future Growth

EAGLE, Idaho – October 17, 2018 – PetIQ, Inc. (“PetIQ” or the “Company”) (NASDAQ: PETQ), a leading pet medication and wellness company, today announced it has completed the strategic acquisition of HBH Enterprises LLC (“HBH”), with HBH becoming a wholly-owned subsidiary of PetIQ.    The consideration for the acquisition consisted of $0.5 million in cash, the issuance of 400,000 shares of PetIQ Class B common stock and the repayment of certain HBH debt.

HBH, located in Springville, Utah, is an innovative developer and manufacturer of specialty pet supplements and treats. Founded in 1988, HBH has evolved into a highly sought after consultant, creative partner and product developer to the pet industry. PetIQ has been utilizing HBH’s manufacturing expertise since 2012, including within PetIQ’s Springville, Utah production facility since 2014,  for its OTC consumable products within the health and wellness and treats product categories.

Cord Christensen, PetIQ’s Chairman and Chief Executive Officer commented, “We are excited to welcome HBH to the PetIQ team after working together for several years within our Springville production facility. This unique partnership has proven to be an important element of our success in bringing pet health and wellness solutions to our customers.  The acquisition of HBH provides PetIQ with complete strategic control of our manufacturing organization and we believe this improved business structure will enable us to accelerate growth in this important category.”

PetIQ does not expect the transaction to have a material impact on the fourth quarter of 2018 net sales and profitability and accordingly it is not updating full year 2018 guidance. The Company expects the transaction to be accretive in 2019.  PetIQ expects to report third quarter 2018 earnings results on November 13, 2018.

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company.  Through over 60,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events, including the potential benefits and synergies of the acquisition. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to grow our business through acquisitions; our ability to integrate, manage and expand VIP Petcare’s business; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; our ability to open retail clinics and wellness centers, failure to effectively execute on our services segment rationalization plans; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations; our ability to keep and retain key employees; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the period ended March 31, 2018.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

CONTACT

Investor Relations Contact:

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Media Relations Contact:

Cory Ziskind

ICR

646-277-1232

cory.ziskind@icrinc.com